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                                                                    Exhibit 23.1







                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 26, 2004 (except for Note 17, as to which the
date is July   , 2004) in the Registration Statement (Form S-1) and related
Prospectus of Stereotaxis, Inc. for the registration of its common stock.

Our audits also included the financial statement schedule of Stereotaxis, Inc. for each of the three years in the period ended December 31, 2003 listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                        Ernst & Young LLP

The foregoing consent is in the form that will be signed upon completion of the restatement of the capital accounts described in Note 17 to the financial statements.

                                                       /s/ Ernst & Young LLP

St. Louis, Missouri
June 30, 2004